Exhibit 10.28

DATED 27th July 2000

UNIVERSITY OF CAMBRIDGE (1)

CDT HOLDINGS PLC (2)

LEASE OF PART

relating to Part Ground Floor and Part First Floor Premises at

Greenwich House Madingley Road Cambridge

INDEX TO CLAUSES

CLAUSE NO.		SUBJECT
1		INTERPRETATION AND DEFINITIONS	1

2		DEMISE	8

3		TENANT’S COVENANTS	8

	3.1	Rents	8
	3.2	Outgoings	9
	3.3	Electricity and other charges	9
	3.4	Service Charge	9
	3.5	Repair	10
	3.6	Yielding up	11
	3.7	Inspection and notices to remedy	11
	3.8	Entry for Adjoining Property	12
	3.9	Cleaning and refuse	12
	3.10	Obstruction of Conduits	13
	3.11	Fire precautions	13
	3.12	Prohibited uses and activities	13
	3.13	Permitted user	14
	3.14	Easements	15
	3.15	Advertisements and signs	15
	3.16	Letting and sale boards	16
	3.17	Landlord’s costs and expenses	16
	3.18	Statutory requirements and defective premises	17
	3.19	Notices	18
	3.20	Planning Acts	19
	3.21	Planning applications	19
	3.22	Purchase notices and planning compensation	20
	3.23	Alterations	21
	3.24	Assignment	23
	3.25	Underletting	23
	3.26	Registration	26
	3.27	Overloading	26
	3.28	Indemnity	27
	3.29	Value Added Tax	27
	3.30	Heating cooling and ventilation	28
	3.31	Regulations	28
	3.32	Key holders	28

4		LANDLORD’S COVENANTS	28

	4.1	Quiet enjoyment	28
	4.2	Services	29

5		INSURANCE	30
	5.1	Landlord to insure	30
	5.2	Tenant’s insurance covenants	30
	5.3	Rent suspension	33
	5.4	Termination on destruction	33

6		SERVICE CHARGE	34

7		PROVISOS	36

	7.1	Forfeiture	36
	7.2	Interest	38
	7.3	Non-waiver	38
	7.4	Exclusion of planning warranty	39
	7.5	Arbitration	39
	7.6	Disputes between tenants	39
	7.7	Non-acquisition of easements	39
	7.8	Compensation	40
	7.9	Access to Common Parts	40
	7.10	Notices	40

8		EXCLUSION OF SECURITY	40

9		EXEMPT CHARITY	41

10		NO AGREEMENT FOR LEASE	41

THE FIRST SCHEDULE			41

PART 1		Description of Premises	41
PART 2		Rights granted to the Tenant	42
PART 3		Rights reserved to the Landlord	43

THE SECOND SCHEDULE
Yearly Rent			45

THE THIRD SCHEDULE
The Services			45

THE FOURTH SCHEDULE
The Costs			47

2

INDEX TO CLAUSES

CLAUSE NO.	SUBJECT

T H I S  L E A S E made the Twenty Seventh day of July Two Thousand

B E T W E E N:-

1	The Landlord:	THE CHANCELLOR MASTERS AND SCHOLARS OF THE UNIVERSITY OF CAMBRIDGE (which expression shall where the context so admits include the persons deriving title under the Landlord)

2	The Tenant:	CDT HOLDINGS PLC whose registered office is at Greenwich House Madingley Road Cambridge (which expression shall where the context so admits include the persons deriving title under the Tenant)

W I T N E S S E T H as follows:-

1	INTERPRETATION AND DEFINITIONS

In this Lease except where the context otherwise requires:-

1.1	The following expressions shall have the following meanings:-

1.1.1	“Adjoining Property” means all property and premises adjacent or near to the Building together with any buildings for the time being thereon or forming part thereof

1.1.2	“Annual Expenditure” means:-

1.1.2.1	all costs expenses and outgoings whatsoever reasonably and properly incurred by the Landlord in providing all or any of the Services and

1.1.2.2	all sums reasonably and properly incurred by the Landlord in relation to the items set out in the Fourth Schedule hereto and any VAT payable thereon (“the Costs”) but excluding any expenditure in respect of any part of the Building for which the Tenant or any other tenant shall be wholly responsible and excluding the cost of any works of repair or otherwise where such works are the result of damage or destruction by any of the Insured Risks

1.1.3	“Authorised Guarantee Agreement” means an agreement by deed with the Landlord (whether or not incorporated in another deed) guaranteeing the observance and performance of the covenants on the part of the tenant in this Lease and any deed licence consent or other instrument supplemental to this Lease during any period when by virtue of the Landlord and Tenant (Covenants) Act 1995 the assignee of the Tenant is bound by the covenants on the part of the tenant in this Lease and containing a provision that in the event of this Lease being disclaimed during such period if so required by the Landlord to accept a new lease of the Premises for a term equal to the unexpired residue of the Term at the date of such disclaimer at the Rents then payable and otherwise on the same terms and conditions as contained in this Lease

1.1.4	“Building” means the building known as Greenwich House Madingley Road Cambridge for the purpose of identification only edged blue on the plan annexed hereto and marked Plan “C” (“Plan C”)

1.1.5	“Common Conduits” means all Conduits in on or under serving the Building except any that solely serve the Premises or premises let or intended to be let to a tenant

1.1.6	“Common Parts” means the pedestrian ways forecourts car parks landscaped areas entrance halls landings lift shafts lifts staircases passages toilets kitchens and other areas which are from time to time during the Term provided by the Landlord for common sue and enjoyment by the tenants and occupiers of the Building and all persons expressly or by implication authorized by them and the internal common parts of the Building are shown edged and hatched brown on Plan A and Plan B

INSERT MAP

1.1.7	“Conduits” means all pipes wires ducts cables channels sewers drains watercourses gutters shafts flues tubes subways or other things or equipment through along or by means of which any gas electricity or other power telecommunications or water soil or other matter or service may pass including all ancillary fittings thereto

1.1.8	“Development” has the meaning given to it by Section 55 of the Town and Country Planning Act 1990

1.1.9	“Environmental Protection Act” means the Environmental Protection Act 1990 and all legislation supplementing the same or derived therefrom

1.1.10	“Insurance Rent” means the sums which the Landlord shall from time to time pay

1.1.10.1	by way of premium for insuring the Building against the Insured Risks and any increased premium payable as a result of any act or omission of the Tenant

1.1.10.2	for insuring against loss of rent in accordance with the provisions of this Lease and

1.1.10.3	for all professional fees in connection with the valuation of the Building for insurance purposes not more than once every three years during the Term

1.1.11	“Insured Risks” means fire storm tempest flood lightning explosion aircraft and other aerial devices or articles dropped therefrom riot malicious damage civil commotion impact bursting and overflowing of pipes act of terrorism and such other insurance risks as the Landlord may reasonably from time to time deem expedient

1.1.12	“Planning Acts” means the Town and Country Planning Act 1990 and all legislation supplementing the same or derived therefrom

1.1.13	“Premises” means the premises more particularly described in Part 1 of the First Schedule and each and every part thereof

1.1.14	“Retained Parts” means all parts of the Building not let or intended to be let to a tenant including (without prejudice to the generality of the foregoing) the Common Parts the Common Conduits the Structural Parts and office accommodation for porters receptionists and any ancillary staff

1.1.15	“Services” means the services set out in the Third Schedule hereto

1.1.16	“Service Charge” means forty decimal point two four per cent (40.24%) (subject to clause 7.7) of the Annual Expenditure

1.1.17	“Structural Parts” means the following parts of the Building that is to say the roof foundations structural floors main walls columns beams and joists which are load bearing or structural and the external and main structural parts of the Building including windows window frames doors and door frames

1.1.18	“Sublettable Part” means a unit of accommodation which is in the reasonable opinion of the Landlord or the Landlord’s Surveyor suitable for separate self-contained occupation and shall be consistent with good estate management

1.1.19	“Superior Landlord” means any person or body entitled to the reversion either immediately or immediately expectant on the determination of a superior lease

1.1.20	“Term” means the term granted by this Lease

1.1.21	“Yearly Rent” means the yearly rent hereby reserved and from time to time payable hereunder (but excluding the Insurance Rent and the Service Charge) and the term “Rents” includes Yearly Rent the Insurance Rent the Service Charge and any other sum payable or expressed to be payable as rent

1.2	Words importing the neuter gender include also the masculine and feminine genders and words importing the singular number include also the plural number and where there are two or more persons included in the terms “the Landlord”, “the Tenant” or (where applicable) “the Surety” the covenants expressed to be made by them respectively shall be deemed to be made by such persons jointly and severally

1.3	Any reference to a statute shall be deemed to include reference to any further statute for the time being in force amending replacing modifying or supplementing such statute and any regulation direction order instrument plan permission or directive made or issued thereunder or deriving validity therefrom

1.4	Any covenant by the Tenant not to do any act or thing shall be deemed to include a covenant not to permit or suffer the doing of such act or thing

1.5	All rights or easements exercisable by the Landlord hereunder shall also be exercisable by any Superior Landlord for the time being and all persons authorised by the Landlord or such Superior Landlord and in every case where there is an obligation herein on the part of the Tenant to obtain consent from the Landlord there shall be deemed to be included an obligation to obtain consent from any Superior Landlord and of any mortgagee of the Landlord

1.6	The clause headings herein shall not in any way affect the construction of this Lease

2	DEMISE

The Landlord hereby demises unto the Tenant ALL THAT the Premises TOGETHER with the rights specified in Part 2 of the First Schedule EXCEPT AND RESERVING unto the Landlord and the tenants and occupiers at the Building or of any Adjoining Property now formerly or hereafter belonging to the Landlord and all other persons entitled thereto the rights specified in Part 3 of the First Schedule TO HOLD the same unto the Tenant from and including the First day of August One thousand nine hundred and ninety-nine for the term of FIVE YEARS (determinable nevertheless as hereinafter mentioned) YIELDING AND PAYING therefore the Yearly Rent specified in the Second Schedule hereto such Yearly Rent to be paid by equal quarterly payments in advance on the usual quarter days in each year and by way of further rents the Service Charge and Insurance Rent as herein provided

3	TENANT’S COVENANTS

The Tenant hereby covenants with the Landlord to observe and perform at all times during the Term all the covenants and provisions following that is to say:

3.1	Rents

To pay the Rents at the times and in manner herein provided without any deductions by way of set-off or otherwise save such (if any) as the Tenant may by law be required to make notwithstanding any agreement to the contrary and if so required to pay the Yearly Rent by bankers standing order

3.2	Outgoings

To pay and discharge in addition to the Rents all rates taxes duties charges assessments rent charges impositions and obligations and outgoings whatsoever which are now or may at any time hereafter be assessed charged or imposed upon the Premises or the owner or occupier in respect thereof and if any such outgoings shall be charged levied assessed or imposed on the Premises jointly with or as part of other premises to pay bear and discharge a fair and proper proportion of such outgoings (to be conclusively determined by the Landlord or the Landlord’s surveyor acting reasonably) any tax required by statute to be paid by the Landlord on the rent hereby reserved by reason of any disposition or dealing with or ownership of any interest reversionary to the interest created by this Lease (other than Value Added Tax) only excluded

3.3	Electricity and other charges

3.3.1	To pay all charges for gas water electricity and telecommunications supplied to the Premises during the Term and at its own cost to install meters (if so reasonably required by the Landlord) to record such supplies and to pay all hiring charges in connection with any meters to record such supplies

3.3.2	Not to overload the electricity or telecommunications circuits serving the Premises and to observe all regulations and requirements of the electricity water gas and telecommunications suppliers or authorities

3.4	Service Charge

To pay throughout the Term by way of further rent the Service Charge payable in accordance with the provisions of clause 6

3.5	Repair

3.5.1	Well and substantially to cleanse maintain and repair the Premises and all fixtures and fittings fixed therein

3.5.2	In the last year of the Term (howsoever determined) to paint with two coats at least of good quality paint or otherwise treat as the case may require in a proper and workmanlike manner all parts of the interior of the Premises in respect of which such painting or treatment is requisite and with every such inside painting or treatment in a proper and workmanlike manner to clean grain varnish and paper such parts of the inside of the Premises as are usually so treated

3.5.3	In complying with the covenants in the preceding sub-clause hereof in the last year of the Term to use only materials of an approved colour quality and finish such approval not to be unreasonably withheld or delayed and to ensure that any part of the Premises so painted and decorated shall not thereafter be soiled or damaged

3.5.4	Without prejudice to the generality of the foregoing covenants to cleanse repair and maintain all Conduits forming part of the Premises or serving the same exclusively

3.5.5	PROVIDED THAT the liability of the Tenant under this clause shall not extend to damage caused by any of the Insured Risks unless the insurance moneys shall be rendered irrecoverable in whole or in part by any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant’s authority or anyone for whom it is responsible

3.6	Yielding up

At the end or sooner determination of the Term quietly to yield up the Premises unto the Landlord in accordance with the Tenant’s covenants herein contained together with all fixtures and fittings therein or thereon except tenant’s trade fixtures and fittings provided that the same shall be removed prior to the date of the determination of the Term and that the Tenant shall forthwith make good all damage occasioned by such removal to the satisfaction of the Landlord or the Landlord’s surveyor and in particular to remove all lettering and signs erected by the Tenant and also to return all keys to the Landlord Provided always that if the Tenant shall have kept the carpet within the Premises in good condition (fair wear and tear excepted) the Tenant shall not be liable to replace the carpet at the end of the Term

3.7	Inspection and notices to remedy

To permit the Landlord and its agents at all reasonable times in the daytime during the Term and with or without workmen and others (upon giving reasonable prior notice to the Tenant except in the case of emergency) to enter in or upon the Premises to view the state of repair and condition thereof and to give or leave on the Premises notice in writing to the Tenant of all wants of reparation for which the Tenant is responsible and the Tenant shall pay to the Landlord the reasonable and proper costs of and in connection with the preparation and service of such notice and shall as soon as reasonably practicable and in any event within the period of two calendar months after such notice (or sooner if the matter be urgent and the notice so states) commence and diligently proceed to repair and make good the same according to such notice and to the covenants in that behalf herein contained PROVIDED ALWAYS that if the Tenant shall make default in complying with any such notice or shall at any time fail to comply with its obligations under this sub-clause it shall be lawful for the Landlord (but without prejudice to the right of re-entry under the clauses in that behalf herein contained) to enter upon the Premises or any part thereof and repair the same at the expense of the Tenant in accordance with the covenants and provisions hereof and the reasonable expense of such repairs and other expenses connected therewith shall be repaid forthwith by the Tenant on demand and shall be recoverable by the Landlord at the Landlord’s option in like manner as rent in arrear or as a contractual debt

3.8	Entry for Adjoining Property

To permit the Landlord and its agents and workmen and the tenants or occupiers of the remainder of the Building and/or any Adjoining Property at all reasonable times during the Term (upon giving reasonable prior notice having due regard to the nature of the works to the Tenant except in the case of emergency) to enter upon the Premises or any part thereof to execute any repairs or alterations to or upon or for the benefit of the Building or such Adjoining Property provided that such works cannot economically be carried out by other means the Landlord or other persons exercising such rights causing as little disruption as reasonably practicable and forthwith making good all damage to the Premises thereby caused

3.9	Cleaning and refuse

3.9.1	At least once in every month of the Term to clean or cause to be cleaned the interior of the windows and other glass in the Premises

3.9.2	Not to permit any waste or rubbish to accumulate on the Premises and to ensure that all waste and rubbish is placed in dustbins or other suitable containers

3.9.3	Generally to keep the Premises clean and tidy

3.10	Obstruction of Conduits

Not to stop up or obstruct or permit or suffer oil grease trade effluent or any deleterious or other harmful matter or substance to enter the Conduits of the Building the Premises or of any Adjoining Property

3.11	Fire precautions

At all times during the Term to comply with all requirements and recommendations from time to time of the appropriate authority in relation to fire precautions affecting the Premises and at the expense of the Tenant to keep the Premises sufficiently supplied and equipped with fire fighting extinguishing apparatus and appliances suitable in all respects to the type of user of or business or trade carried on or upon the Premises which shall be open to the inspection and maintained to the reasonable satisfaction of the Landlord and also not to obstruct the access to or means of working of such apparatus and appliances by its operations at or connected with the Premises

3.12	Prohibited uses and activities

3.12.1	Not to do or bring on or in the Premises any act matter or thing of a dangerous noxious noisome or offensive nature or of a nature likely to cause pollution as defined in the Environmental Protection Act or which may be or grow to be a danger an actionable nuisance or disturbance to the Landlord or to the Landlord’s tenants or occupiers for the time being of the Building or any Adjoining Property and (without prejudice to the generality of the foregoing) not to store or bring upon the Premises any specially inflammable or any explosive substance or material or any machinery apparatus equipment or any other thing which may attack or in any way injure by percolation corrosion vibration excessive weight or otherwise the structure or contents of the Building or the Premises or any Adjoining Property

3.12.2	Not at any time during the Term to use the Premises for or in connection with any illegal immoral offensive disreputable noisy or dangerous purpose whatsoever

3.12.3	Not to hold upon the Premises any sale by auction or public meeting

3.12.4	Not to use the Premises for residential purposes

3.12.5	Not to do or permit anything to obstruct access to the Building the Premises or to any Adjoining Property and not to cause the Common Parts to become untidy

3.12.6	Not to place within the Common Parts or expose thereon for sale any goods or things whatsoever

3.12.7	To indemnify the Landlord against any loss of rate holiday to which the Landlord might otherwise have been entitled at the end of the Term as a result of the Premises being unoccupied at the end of the Term

3.12.8	On receiving notice from the Landlord or its surveyor of anything done or brought on or in the Premises which shall be inconsistent with the covenants contained in the preceding sub-clauses forthwith to discontinue or remove the same and to take to the satisfaction of the Landlord or its surveyor all steps necessary to prevent any recurrence of the matter or matters mentioned in such notice

3.13	Permitted user

Not to use the Premises for any purposes other than for scientific research and development within Class B1(b) of the Schedule to the Town and Country

Planning (Use Classes) Order 1987 Provided such research is compatible with research being carried on by the Landlord and is not unsuitable having regard to the Landlord’s status as a University and not to use the Premises for any other purpose whatsoever

3.14	Easements

To preserve insofar as the Tenant is able the rights of light and other easements enjoyed by the Building and the Premises and not without the licence in writing of the Landlord first obtained to enter into any agreement with or give any acknowledgement to the owner landlord or occupier of any other property with reference to any easement or right enjoyed or claimed by such owner landlord or occupier over upon or under the Premises or the Building or enjoyed or claimed in respect of or for the benefit of the Premises or the Building over upon or under such other property and at all times at the cost of the Landlord to afford to the Landlord such facilities and assistance as may enable the Landlord to prevent the acquisition by anyone of any rights of light or other easements over the Premises the Building or any part thereof

3.15	Advertisements and signs

Not to erect fix place or display in or upon the Premises any advertisement or advertisement board lettering sign or sign board (whether or not illuminated) or anything whatsoever in the nature of an advertisement by display of lights or otherwise without the prior written consent of the Landlord or its surveyor (which shall not be unreasonably withheld or delayed in the case of any reasonable sign or signs to be placed at the entrance of the Building stating the name or names of the Tenant and any permitted undertenant and the nature of its or their business) and forthwith upon written demand of the Landlord or its surveyor to remove or cause to be removed any advertisement board sign or thing in the nature of an advertisement which may have been erected fixed placed or displayed in contravention of this covenant

3.16	Letting and sale boards

3.16.1	To permit the Landlord or its agents or employees at any time during the last twelve months of the Term on giving reasonable prior notice to the Tenant to enter upon the Premises for the purpose of erecting a notice board stating that the Premises are to let or for sale which board shall not be interfered with by the Tenant and during the like period at reasonable times having regard to the business of the Tenant to permit intending purchasers or tenants to enter upon and inspect the same on production of a written order to that effect

3.16.2	To permit prospective purchasers and mortgagees of the Landlord’s estate in the Premises the Building or any part thereof and their agents with authority from the Landlord or its agents to inspect the Premises by prior notice at all reasonable times

3.17	Landlord’s costs and expenses

To pay to the Landlord all reasonable costs charges and expenses (including legal costs surveyor’s and other professional fees) which may be properly incurred or borne by the Landlord in or in contemplation of:

3.17.1	any application to the Landlord for any consent or licence (whether or not granted or whether the application is withdrawn)

3.17.2	the recovery of arrears of Rents or any other sums payable hereunder and proceedings in connection therewith

3.17.3	any proceedings relating to the Premises under Sections 146 and 147 of the Law of Property Act 1925 (whether or not any right of re-entry or forfeiture has been waived by the Landlord or the Tenant has been relieved under the provisions of the said Act)

3.17.4	any schedule of dilapidations served by the Landlord hereunder during or within three months after the expiration of the Term (but in all cases relating only to wants of repair accruing during the Term)

3.18	Statutory requirements and defective premises

3.18.1	Throughout the Term at its own expense to observe and comply in all respects with the requirements and provisions of all statutes or byelaws for the time being in force and with any notice or order lawfully served by a local or public authority or statutory undertaker upon either the Landlord or the Tenant applicable to the Tenant’s use and occupation of the Premises and to execute all such works and provide and maintain all equipment installations and arrangements (including any heating sanitary ventilation or fire fighting equipment) which under any such enactment or by any duly authorised body or person may be required to be executed provided and maintained upon or in respect of the Tenant’s user of the Premises for the employment or presence therein of any person or persons or any fixtures machinery plant or chattels for the time being affixed thereto or being thereon or used for the purposes thereof AND FURTHER to indemnify the Landlord at all times against all costs charges and expenses of or incidental to the execution provision and maintenance of any such works equipment and arrangements as aforesaid and against any penalties damages compensation claims costs or expenses which the Landlord may become liable to pay as a result of the Tenant’s breach or non observance of the covenants contained in this sub-clause and to pay all reasonable and proper costs charges and expenses incurred by the Landlord in abating a nuisance and in executing all such works as may be necessary for abating a nuisance AND in particular without prejudice to the generality of the foregoing to comply (where applicable) in all respects with the provisions of any statutes and other obligations imposed by law or by any byelaws applicable to the Premises or in regard carrying on the trade or business for the time being carried on at or on the Premises

3.18.2	To give notice to the Landlord of any defect in the Premises which might give rise to an obligation on the Landlord to do or to refrain from doing any act or thing in order to comply with the provisions of this Lease or any duty of care imposed on the Landlord pursuant to the Defective Premises Act 1972 or otherwise and at all times to display and maintain all notices which the Landlord may from time to time reasonably require to be displayed at the Premises

3.19	Notices

As soon as reasonably possible and in any event within seven days of the receipt of notice of the same to give full particulars to the Landlord of any permission notice order or proposal for a notice or order made given or issued to the Tenant in respect of the Landlord’s or the Tenant’s interest in the Premises by any government department local or public authority under or by virtue of any statutory powers and to produce such permission notice order or proposal for a notice or order to the Landlord AND also without delay to take all necessary steps to comply with any such notice or order AND also at the request and cost of the Landlord to make or join with the Landlord in making such objections or representations against or in respect of any such notice order or proposal as aforesaid as the Landlord shall deem expedient provided that the Tenant shall not be so obliged if making such objections or representations would (in the reasonable opinion of the Tenant) be against the best interests of the Tenant or its business

3.20	Planning Acts

Not to do or omit any act matter or thing in on or respecting the Premises which shall contravene the provisions of the Planning Acts AND at all times hereafter to indemnify and keep indemnified the Landlord from and against all actions proceedings penalties costs expenses charges claims and demands whatsoever in respect of any such act matter or thing contravening the said provisions of the Planning Acts or any of them as aforesaid

3.21	Planning applications

3.21.1	Whenever required at the expense in all respects of the Tenant to obtain from (as the case may be) the local planning authority or the Secretary of State for the Environment all such consents and permissions (if any) as may be required for the carrying out of any operations on the Premises or the institution or continuance thereon of any use thereof which may constitute Development but so that no application for planning permission shall be made without the previous written consent of the Landlord such consent not to be unreasonably withheld or delayed and

3.21.2	Notwithstanding any consent which may be granted by the Landlord hereunder not to carry out or make any alteration or addition to the Premises or any change of use thereof (being an alteration or change of use which is prohibited by or for which the Landlord’s consent is required to be obtained hereunder and amounting to Development for which a planning permission needs to be obtained) before a planning permission therefor has been produced to the Landlord and acknowledged by the Landlord in writing as satisfactory to it and

3.21.3	Unless the Landlord shall otherwise direct (or unless the Tenant shall not have implemented the planning permission) to carry out and complete before the expiration or sooner determination of the Term any works stipulated to be carried out to the Premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission granted for any Development begun before such expiration or sooner determination and

3.21.4	If the Landlord so directs to make application to the relevant planning authority for a determination whether any alteration change of use or other action or proposal by the Tenant requires permission under the Planning Acts and to give written notice to the Landlord of the decision of the relevant authority upon any such application forthwith and

3.21.5	If and when called upon so to do to produce to the Landlord or the Landlord’s surveyor all such plans documents and other evidence as the Landlord may require in order to be reasonably satisfied that the provisions of this clause have been complied with in all respects

3.22	Purchase notices and planning compensation

3.22.1	Not to serve any notice under the Planning Acts requiring any local authority to purchase the Tenant’s interest in the Premises without first offering to surrender this Lease to the Landlord at the price that might reasonably be expected to be obtained from the local authority pursuant to such purchase notice such price in the absence of agreement between the parties to be referred to arbitration in accordance with the provision hereinafter contained

3.22.2	If the Tenant shall receive any compensation with respect to the Tenant’s interest because of any restriction placed upon the user of the Premises under or by virtue of the Planning Acts then if and when the Tenant’s interest hereunder shall be determined by assignment or under the power of re-entry herein contained forthwith to make such provision as is just and equitable for the Landlord to receive due benefit from such compensation

3.23	Alterations

3.23.1	Not to make any addition or alteration to the Premises nor to erect any new building or structure thereon save and except such works as are permitted by the following provisions of this sub-clause

3.23.2	Not to carry out any works so as to connect or link the Premises to or with any other parts of the Building or any Adjoining Property nor to cut maim injure or in any way alter the Structural Parts

3.23.3	Not to erect or place on the Premises any temporary or moveable buildings or structure without the written consent of the Landlord (which may be given or withheld at the Landlord’s discretion)

3.23.4	Subject always to the provisions of the immediately preceding two sub-clauses not to make any internal non-structural alterations or additions to the Premises (meaning internal works not affecting the load bearing structure of the Building) or any alterations to Conduits therein without the written consent of the Landlord such consent not to be unreasonably withheld or delayed subject to the Tenant:-

3.23.4.1	obtaining and complying with all necessary consents of any competent authority and paying all charges of any such authority in respect of such consents

3.23.4.2	making a written application supported (if the Landlord reasonably so requires) by drawings and where appropriate a specification in duplicate prepared by an architect (or member of some other appropriate profession) (who shall supervise the work throughout to completion)

3.23.4.3	paying the proper fees of the Landlord and its professional advisers and

3.23.4.4	entering into such covenants as the Landlord may reasonably require as to the execution and reinstatement of the alterations

3.23.5	Notwithstanding the provisions of sub-clauses 3.23.3 and 3.23.4 above the Tenant shall be permitted to erect move or remove demountable partitioning in the Premises without the consent of the Landlord subject to the Tenant removing such partitioning and reinstating the Premises at the expiration or sooner determination of the Term

3.23.6	To complete any works or alterations which have been approved under the terms of this clause in a good and workmanlike manner to the satisfaction of the Landlord or its surveyor and in all cases to make good any damage to the Premises or to any adjoining premises caused by such works or alterations and to indemnify the Landlord against all liability in connection therewith

3.23.7	Not at any time during the Term to make any alteration or addition to the electrical installation or other services in the Premises save in accordance with the terms and conditions laid down by the Institution of the Electrical Engineers and the regulations of the Electricity Supply Authority or other competent statutory authority or undertaker (as the case may be)

3.23.8	At the expiration or sooner determination of the Term if so requested by the Landlord to remove reinstate and make good to the satisfaction of the Landlord or its surveyor all such additions alterations and works as aforesaid or such part or parts thereof as may be required by the Landlord to be removed reinstated or made good

3.24	Assignment

Not to assign transfer or part with possession of the Premises or any part thereof except by way of underletting in accordance with clause 3.25 hereof

3.25	Underletting

3.25.1	Not at any time to underlet or part with or share possession or occupation of the whole or any part of the Premises save that the Tenant may upon obtaining the Landlord’s prior written consent (which shall not be unreasonably withheld or delayed) underlet the whole of the Premises as a single entity or parts of the Premises provided such parts comprise a Sublettable Part and any such consent shall be by deed to be prepared by the Landlord but at the expense of the Tenant which shall if required by the Landlord contain covenants by the intended underlessee (which shall be joint and several in the case of two or more persons) directly with the Landlord to perform and observe the Tenant’s covenants and conditions herein contained in respect of the part of the Premises sublet (including this covenant but except the covenant to pay Rents) for the duration of the liability of the undertenant under the tenant covenants of the underlease PROVIDED ALWAYS that the Tenant shall obtain the approval of the Landlord’s solicitors to the principal terms of any such underletting before granting the same (such approval not to be unreasonably withheld or delayed) and PROVIDED ALSO that the Tenant shall not underlet the whole or part of the Premises unless on each and every occasion an Order of the Court shall have been obtained prior to the grant of the Underlease effectively excluding therefrom the provisions of Sections 24 to 28 inclusive of the Landlord and Tenant Act 1954

3.25.2	Not to create or permit the creation of any interest derived out of the Term howsoever remote or inferior upon the payment of a fine or premium and every underletting for which a consent is granted under the preceding sub-clause shall be by way of underlease at a full open market rack rent on the same basis and assumption and the remaining terms of the underlease shall be compatible herewith and further every such underlease shall contain (inter alia):-

3.25.2.1	an unqualified covenant on the part of the underlessee not to assign underlet or transfer any part or parts (as opposed to the whole) of the sub-demised premises nor to underlet the whole thereof and save as permitted by the paragraph next following not to part with or share possession of the whole or any part of the sub-demised premises nor to permit any person company or body other than the underlessee to occupy or share occupation of the same

3.25.2.2	a covenant on the part of the underlessee not to assign the whole of the sub-demised premises without the previous written consent of the Landlord under this present Lease (such consent not to be unreasonably withheld or delayed)

3.25.2.3	a clause excluding the provisions of sections 24 to 28 of the Landlord and Tenant Act 1954 pursuant to an order of the Court

3.25.3	In connection with any permitted underlease following grant of the same:-

3.25.3.1	not to consent to or participate in any variation or addition whatsoever to such underlease (or any of the terms thereof) without the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed

3.25.3.2	to enforce all the covenants and obligations of the underlessee thereunder

3.25.3.3	to procure that in any permitted underletting the rent is reviewed under such underletting in accordance with the terms of the underlease (if any)

3.25.4	Provided that in any application to the Landlord for consent under the provisions of this sub-clause the Tenant shall if requested by the Landlord be accompanied by audited accounts or other information reasonably requested by the Landlord in respect of the previous three years trading figures of such person

3.25.5	Notwithstanding the foregoing provisions of this sub-clause the Tenant shall be entitled to allow any company that is a member of the same group as the Tenant (within the meaning of Section 42 of the Landlord and Tenant Act 1954) to occupy the whole or part of the Premises PROVIDED THAT such occupation is as licensee only shall not afford exclusive occupation and no security of tenure is thereby given and such occupation shall forthwith be determined if the Tenant and such company shall cease for any reason whatsoever to be members of the same group and PROVIDED FURTHER that before the Tenant allows such occupation it shall notify the Landlord in writing of the name and registered office of such company and shall (if requested) provide to the Landlord evidence of the shareholdings in such company

3.26	Registration

3.26.1	Upon every assignment underlease charge or other devolution of the Premises or part thereof or any assignment of an underlease or the grant or assignment of any sub-underlease (if and so far as such dealings are permitted hereunder) to give to the Landlord or its solicitors within one month thereafter notice in writing with particulars thereof and to supply with such notice a certified copy of the assignment underlease probate Letters of Administration or other evidence of devolution and to pay to the Landlord or its solicitors a reasonable registration fee of not less than Twenty pounds (£20) plus Value Added Tax thereon

3.26.2	To supply to the Landlord any details required by the Landlord pursuant to Section 40 of the Landlord and Tenant Act 1954

3.27	Overloading

Not to load or use the structure of the Building or the Premises or the flooring thereof or any of the Conduits therein in such a way that may overload damage or weaken the same

3.28	Indemnity

To be responsible for and to keep the Landlord fully indemnified against all actions claims liabilities costs damages expenses judgments penalties losses and demands brought and made against or suffered or incurred by the Landlord arising directly or indirectly out of:-

3.28.1	Any act omission or negligence of the Tenant or any persons at the Premises expressly or impliedly with the Tenant’s authority or

3.28.2	Any breach or non observance by the Tenant of the covenants conditions or other provisions of this Lease or

3.28.3	The Tenant’s user of the Premises or the state of repair or condition thereof or

3.28.4	Damage to or pollution of the environment (“pollution” and “environment” both as defined in the Environmental Protection Act) or damage to property or harm to human health arising by the act omission or negligence of the Tenant or any persons at the Premises expressly or impliedly with the Tenant’s authority or by the presence at or on the Premises of any substance whether in liquid or solid form or in the form of gas or vapour

3.29	Value Added Tax

To pay and indemnify the Landlord against all Value Added Tax or any tax of a similar nature that may be substituted for it or which may be chargeable upon

3.29.1	any sums (including Rents) due from the Tenant under the terms of this Lease and

3.29.2	any building work or any alterations of any kind carried out in on or in relation to the Premises or any part thereof by the Tenant

3.30	Heating cooling and ventilation

Not to do anything which interferes with the heating cooling or ventilation of the Common Parts or other parts of the Building or which imposes an additional load on the heating cooling or ventilation plant and equipment

3.31	Regulations

To comply with all reasonable regulations made by the Landlord notified to the Tenant in writing from time to time for the management of the Building provided that nothing in such regulations shall purport to amend the terms of this Lease and in the event of any inconsistency between the terms of this Lease and such regulations the terms of this Lease shall prevail

3.32	Key holders

To ensure that at all times the Landlord (or its managing agents) have written notice of the name and address and home telephone number of at least two key holders of the Premises

4	LANDLORD’S COVENANTS

The Landlord hereby covenants with the Tenant:

4.1	Quiet enjoyment

That the Tenant paying the Rents and performing and observing the covenants conditions and agreements herein contained and on the Tenant’s part to be performed and observed shall and may peaceably and quietly hold and enjoy the Premises during the Term without any lawful interruption or disturbance from or by the Landlord or any person or persons rightfully claiming under or in trust for the Landlord

4.2	Services

4.2.1	Subject to the Tenant paying to the Landlord the Service Charge and complying with all the other covenants and conditions in this Lease the Landlord will perform the Services throughout the Term provided that the Landlord shall not be liable to the Tenant in respect of:-

4.2.1.1	any failure or interruption in any of the Services by reason of necessary repair replacement maintenance of any installations or apparatus or their damage or destruction or by reason of mechanical or other defect or breakdown or frost or other inclement conditions or shortage of fuel materials water or labour or any other cause beyond the Landlord’s control provided that the Landlord shall have used reasonable endeavours to restore the Services as soon as reasonably practicable or

4.2.1.2	any act omission or negligence of any porter attendant or other person undertaking the Services or any of them on behalf of the Landlord provided that this sub-clause shall not be construed as relieving the Landlord from liability for breach by the Landlord of any covenants on the part of the Landlord contained in this Lease

4.2.2	The Landlord may withhold add to extend vary or make any alteration in the rendering of the Services or any of them from time to time if the Landlord in its reasonable discretion deems it desirable to do so provided that the business of the Tenant is not adversely affected

5	INSURANCE

5.1	Landlord to insure

The Landlord hereby covenants with the Tenant to keep the Building insured against the Insured Risks subject to such exclusions excesses and limitations as are imposed by the insurers AND whenever reasonably required to produce to the Tenant at the Tenant’s expense a copy or full details of the insurance policy and evidence of payment of the current year’s premium AND save to the extent that the insurance moneys become irrecoverable through any act neglect or default of the Tenant or any employee servant agent licensee or customer of the Tenant to cause all moneys received by virtue of such insurance (other than insurance against loss of rent) to be laid out towards the cost of rebuilding and reinstating the Building to their former state with such variations (if any) as may be reasonably required by the Landlord having regard to the then existing statutory provisions bye-laws and regulations affecting the same and any necessary planning approval PROVIDED ALWAYS that if such rebuilding or reinstatement shall be prevented or frustrated all such insurance moneys shall be the absolute property of the Landlord

5.2	Tenant’s insurance covenants

The Tenant hereby covenants with the Landlord:-

5.2.1	To pay throughout the Term by way of further rent within fourteen days of demand a fair and proper proportion (such proportion to be conclusively determined by the Landlord’s surveyor) of the total sum which the Landlord shall from time to time properly and reasonably pay by way of premium or premiums for keeping the Building insured for the full cost of reinstatement against loss or damage by the Insured Risks (including architects’ surveyors’ and other professional fees and demolition clearance and similar expenses) together with the whole of the premium payable for the insurance of loss of rent for three years or such longer period as may be reasonable having regard to the circumstances from time to time and in addition any sum or sums by which the annual premium payable by the Landlord (or its lessees or tenants) in respect of the Building and/or any Adjoining Property is increased by reason of the user of the Premises or by reason of any default or omission of or on the part of the Tenant or any other occupants for the time being of the Premises such further sum or sums to be paid to the Landlord without any deduction on demand and to be recoverable by the Landlord as rent in arrear or as a contractual debt

5.2.2	To insure all third party occupiers and property owners liability risks in respect of the Premises or the use thereof capable of being insured by the Tenant and not already covered by the Landlord’s insurance policy

5.2.3	Not to effect any insurance in duplication of the Landlord’s insurance cover

5.2.4	In the event of payment of any insurance moneys under any policy or policies effected by the Landlord being refused or becoming irrecoverable solely or in part because of or due to the act or default of the Tenant or any employee servant agent licensee or customer of the Tenant then the Tenant shall forthwith pay to the Landlord (in addition to the Rents and any other moneys due hereunder) the whole or (as the case may require) a fair proportion of the cost (including professional and other fees and incidental expenses) of repairing rebuilding and reinstating the damage in respect of which the said payment of insurance moneys shall have been refused or become irrecoverable

5.2.5	To comply with all requirements and recommendations of the Landlord’s insurers notified to the Tenant in writing

5.2.6	In the event that a claim is made under any insurance policy maintained by the Landlord in respect of the Premises or any part thereof and any payment of such claim is subject to an excess the Tenant shall pay to the Landlord within fourteen days of written demand an amount equivalent to such excess or a proper proportion in the event that a claim is made in relation to the Premises and other parts of the Building and provided that if requested by the Tenant the amount of the excess shall have been notified in writing to the Tenant prior to the event giving rise to the insurance claim

5.2.7	To notify the Landlord forthwith of any physical damage to the Premises which may affect the insurance policies effected by the Landlord in respect of the Premises or which may give rise to claims thereunder

5.2.8	In the event of the Premises or any part thereof being destroyed or damaged by any of the Insured Risks to give notice thereof to the Landlord immediately upon its coming to the knowledge of the Tenant

5.2.9	If at any time the Tenant shall be entitled to the benefit of any insurance on the Premises forthwith to apply all moneys received by virtue of such insurance in making good the loss or damage in respect of which the same shall have been received

5.2.10	Not to do or omit anything whereby any policy of insurance on the Building or any Adjoining Property may become void or voidable or whereby the rate of premium thereon may be increased

5.3	Rent suspension

5.3.1	In case the Premises shall at any time be destroyed or so damaged by any one or more of the Insured Risks as to be unfit for occupation or use then and in any such case (unless such insurance shall have been vitiated or the insurance moneys rendered wholly or partly irrecoverable by the act neglect default or omission of the Tenant or any employee servant agent licensee or customer of the Tenant) the Rents or a fair proportion thereof according to the nature and extent of the damage sustained (the amount of such proportion to be referred to arbitration in the event of dispute) shall be suspended and cease to be payable until the Premises shall have been reinstated or if earlier until this Lease is determined

5.3.2	If the Premises shall not be rendered fit for occupation or use within eighteen calendar months after the date of such destruction or damage the Tenant may give written notice to determine this Lease whereupon this Lease and everything herein contained shall cease and be determined but without prejudice to the existing rights and liabilities of the parties thereunder

5.4	Termination on destruction

If through any cause whatsoever the Premises or the Building shall be so destroyed or damaged as to be unfit for occupation or use without substantial rebuilding the Landlord may in lieu of rebuilding or reinstating elect to treat this Lease as at an end and re-enter upon the Premises on giving to the Tenant not less than one month’s notice in writing Provided that such determination shall be without prejudice to any existing rights and liabilities of the parties under this Lease

6	SERVICE CHARGE

6.1	For the purposes of this clause:

6.1.1	The expression “the Landlord’s financial year” shall mean the period from the First day of August in each year to the Thirty-first day of July in the next year or such other annual period as the Landlord may in its reasonable discretion from time to time determine as being that in which the accounts of the Landlord either generally or relating to the Building shall be made up

6.1.2	The expression “the Certificate” shall mean a certificate certifying the amount of the Annual Expenditure signed by the Landlord or its surveyor or managing agent on behalf of the Landlord annually and as soon after the end of the Landlord’s financial year as may be practicable and shall relate to such year in manner hereinafter mentioned

6.2	A copy of the Certificate for each such financial year shall be supplied by the Landlord to the Tenant without charge

6.3	The Certificate shall be accompanied by or include a detailed breakdown of the Landlord’s said expenses and outgoings incurred by the Landlord during the Landlord’s financial year to which it relates and the Certificate (or a copy thereof duly certified by the person by whom the same is given) shall be conclusive evidence for the purpose hereof of the matters which it purports to certify

6.4	Interim payments shall be made in advance on account of the Service Charge which for the current year shall be at the rate of Forty thousand pounds (£40,000) per annum and for each subsequent year shall be the estimated expenditure for the year in question being such sum as the Landlord or its surveyor or managing agent shall consider reasonably necessary to provide the Services set out in the Third Schedule and such interim payments shall be paid by equal quarterly instalments in advance on the usual quarter days the first payment being made on the date hereof in respect of the period from the First day of August one thousand nine hundred and ninety-nine until the Twenty-third day of June Two thousand

6.5	As soon as practicable after the signature of the Certificate the Landlord shall furnish to the Tenant an account of the Service Charge payable by the Tenant for the year in question due credit being given therein for all interim payments made by the Tenant in respect of the said year and upon the furnishing of such account showing such adjustment as may be appropriate there shall be paid by the Tenant to the Landlord within fourteen days of receipt of the Certificate any balance found payable or there shall be allowed by the Landlord to the Tenant any amount which may have been overpaid by the Tenant by way of interim payment as the case may require

6.6	PROVIDED ALWAYS and notwithstanding anything herein contained (but subject as provided in sub-clauses 6.4 and 6.5 above) it is agreed and declared that in regard to the commencement of the Term the Service Charge shall be duly apportioned from the date of such commencement and further that the provisions of paragraph 6.5 hereof shall continue to apply notwithstanding the expiration or sooner determination of the Term but only in respect of the period down to such expiration or sooner determination of the Term

6.7	If at any time during the Term the total property enjoying or capable of enjoying the benefit of any of the Services be increased or decreased on a permanent basis or the benefit of any of the Services be extended on a like basis to any adjoining or neighbouring property the percentage referred to in the definition of Service Charge in clause 1.1 shall be varied following such event by agreement between the parties or in default of agreement within three months of the first proposal for variation made by either party as shall be determined to be a fair and reasonable variation reflecting the event in question by an independent surveyor (acting as an expert and not as an arbitrator) except that nothing herein contained shall imply an obligation on the part of the Landlord to provide the Services to any adjoining or neighbouring property

7	PROVISOS

Provided always and it is hereby agreed that:

7.1	Forfeiture

If at any time during the Term:

7.1.1	The Rents (or any of them or any part of them) shall be in arrear and unpaid for twenty-eight days after becoming payable (whether formally demanded or not) or

7.1.2	There shall be any breach non performance or non observance by the Tenant of any of the covenants and conditions contained in this Lease or

7.1.3	There shall occur any of the following events in relation to the Tenant (being a company):

7.1.3.1	That the Tenant (if any) is deemed unable to pay its debts as defined in Section 123 of the Insolvency Act 1986 (“the Act”) or goes into liquidation as defined in Section 247 (2) of the Act or is otherwise wound up (except voluntarily for the purpose of re-construction and/or amalgamation with a solvent concern) or that a provisional liquidator is appointed under Section 135 of the Act

7.1.3.2	That a petition is presented for an administration order under Part II of the Act

7.1.3.3	That a receiver or manager is appointed whether under Part III of the Act or otherwise

7.1.3.4	That a proposal is made for a voluntary arrangement under Part I of the Act or

7.1.4	There shall occur any of the following events in relation to the Tenant hereunder (being an individual):

7.1.4.1	That a bankruptcy petition is presented to the Court or the circumstances of the Tenant are such that a bankruptcy petition could be presented under Part IX of the Act

7.1.4.2	That an application is made for an interim order or a proposal is made for a voluntary arrangement under Part VIII of the Act

7.1.4.3	That the Tenant otherwise compounds with his creditors or

The Landlord may at any time thereafter (although it may not have taken advantage of some previous default of a like nature and notwithstanding the waiver of any previous right of re-entry) re-enter the Premises or any part thereof in the name of the whole and thereupon the Term shall absolutely cease and determine but without prejudice to any rights or remedies that may have accrued to the Landlord against the Tenant or any Surety in respect of any antecedent breach (including the breach in relation to which re-entry is made) of any of the covenants and conditions in this Lease

7.2	Interest

If the Rents or any part thereof or any other moneys hereby made payable shall at any time be in arrear for twenty-eight days after the same shall respectively be made payable whether the same shall have been formally demanded or not the Tenant shall pay to the Landlord interest on such unpaid rent or moneys from the date on which the same shall have become payable until the date of actual payment such interest to be calculated at an annual rate of four per cent (4%) above the base lending rate of Barclays Bank Plc (or of such other United Kingdom clearing bank as the Landlord shall require) Provided that should such base rate fail to exist the annual rate shall be calculated by reference to such other rate of interest as is most closely comparable with the said base rate to be agreed between the parties hereto or in default of agreement to be determined by an independent chartered accountant acting as an expert and not as an arbitrator and appointed in default of agreement between the parties by the President for the time being of the Cambridgeshire Law Society from time to time and such interest shall be recoverable by the Landlord in the same way as rent in arrear

7.3	Non-waiver

No acceptance of or receipt for rent by the Landlord after knowledge or notice received by the Landlord or its agents of any breach of any of the Tenant’s covenants hereunder shall be or operate as a waiver wholly or partially of any such breach but any such breach shall for all the purposes of this Lease be a continuing breach of covenant so long as such breach shall be subsisting and no person taking any estate or interest under the Tenant shall be entitled to set up any such acceptance of or receipt for rent by the Landlord as a defence in any action or proceedings by the Landlord

7.4	Exclusion of planning warranty

Nothing in this Lease contained shall imply or warrant that the Premises may in accordance with all the Planning Acts be used for the purposes herein authorised or shall release the Tenant from the Tenant’s obligations to obtain any appropriate planning consents or approvals for such use

7.5	Arbitration

Where the provisions of this Lease require any dispute or disagreement to be referred to arbitration (save where otherwise specifically provided) the matter in question shall be referred to the determination of a single arbitrator to be agreed upon by the parties or failing agreement to be nominated by the President for the time being of the Royal Institution of Chartered Surveyors in accordance with and subject to the provisions of the Arbitration Act 1996

7.6	Disputes between tenants

Any dispute arising as between the Tenant and the other tenants or occupiers of the Building or any Adjoining Property belonging to the Landlord as to any easement quasi-easement right or privilege in favour of or affecting the Premises shall be referred for determination to the Landlord whose decision shall be binding upon all parties to the dispute

7.7	Non-acquisition of easements

The Tenant shall not by virtue or in respect of this Lease or any extension or renewal thereof acquire or be deemed to have acquired or be entitled to (by length of enjoyment prescription or by any other means whatsoever) in respect of the Premises any right of light or air or other easements from or over or affecting any land or hereditaments now or formerly belonging to the Landlord not comprised in this Lease and the operation of Section 62 of the Law of Property Act 1925 shall be excluded from this Lease and the only rights granted to the Tenant are those expressly set out herein

7.8	Compensation

Upon quitting the Premises the Tenant shall (if and in so far as it is lawful for the parties hereto to make such arrangement) not be entitled to any compensation whatsoever whether under the provisions of any legislation enacted before or after the date hereof or otherwise

7.9	Access to Common Parts

It is hereby agreed and declared that the three rooms comprising part of the Common Parts and shown edged and hatched brown and coloured blue on Plan B may only be accessed by the Landlord with the prior consent of the Tenant (such consent not to be unreasonably withheld or delayed) except in case of emergency when no consent shall be required to preserve the security of equipment belonging to the Tenant within such rooms

7.10	Notices

The provisions of Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply to all notices and written demands served or made hereunder

8	EXCLUSION OF SECURITY

Having been authorised so to do by an Order of the Cambridge County Court made on the Twenty First day of June Two thousand under the provisions of Section 38(4) of the Landlord and Tenant Act 1954 the parties hereto agree that the provisions of Sections 24 to 28 (inclusive) of that Act shall be excluded in relation to the tenancy hereby created

9	EXEMPT CHARITY

The Premises comprised in this Lease are held by or in trust by the Landlord for a charity and the charity is an exempt charity

10	NO AGREEMENT FOR LEASE

The parties hereto certify that there is no Agreement for Lease to which this Lease gives effect

I N  W I T N E S S whereof the parties hereto have executed this instrument as a Deed in manner hereinafter appearing and it has been delivered by them or on their behalf on the day and year first above written

THE FIRST SCHEDULE

PART 1

Description of Premises

A L L  T H A T part or parts of the Building comprising part of the Ground Floor and part of the First Floor as the same are shown for identification purposes only edged red on the plans annexed hereto marked Plan A and Plan B and the appurtenances thereto and each and every part thereof including:

1	The paint paper and other decorative finishes applied to the interior of any external and load bearing walls of the Building but not any other part of the external and load bearing walls

2	The floor finishes so that the lower limit of the Premises shall include such finishes but shall not extend to anything below them

3	The ceiling finishes so that the upper limit of the Premises shall include such finishes but shall not extend to anything above them

4	The entirety of any internal non load bearing wails within the Premises

5	The inner half severed medially of any internal non load bearing walls dividing the Premises from other parts of the Building

6	All doors and door frames whether internal or external

7	All windows and the internal window frames

8	All additions and improvements to the Premises

9	All the Landlord’s fixtures and fittings of every kind which shall from time to time be in or upon the Premises whether originally affixed or fastened to or upon the same and

10	Any Conduits that exclusively serve or are intended to exclusively serve the Premises

BUT EXCLUDING THEREFROM the Retained Parts

PART 2

Rights granted to the Tenant

1	The right for the Tenant and all persons expressly or by implication authorized by the Tenant (in common with the Landlord and others having a like right) to use the Common Parts for all proper purposes in connection with the use and enjoyment of the Premises

2	The free passage and running (subject to temporary interruption for repair alterations or replacement) of water soil gas electricity telecommunications and other supplies and services to and from the Premises in and through the Conduits that now serve the Premises presently laid in on through or under other parts of the Building and any Adjoining Property

3	The right of support and protection for the benefit of the Premises as is now enjoyed from all other parts of the Building

4	The right at any time hereafter at convenient times and upon reasonable notice (except in cases of emergency) to enter upon other parts of the Building and any Adjoining Property of the Landlord so far as may be necessary to enable the Tenant to carry out its obligations hereunder the Tenant doing as little damage and causing as little inconvenience as possible during the exercise of such rights and making good all damage and disturbance caused as soon as reasonably practicable

5	The exclusive right to park not more than twenty-one cars in the car parking area shown edged red on the plan marked Plan C annexed hereto

6	The right to pass and repass with or without vehicles at all times and for all purposes in connection with the use of the Premises hereby authorised over the roadway shown coloured brown on the plan marked Plan C annexed hereto

PART 3

Rights reserved to the Landlord

1	The right to the full and free and uninterrupted passage and running of water soil gas electricity telecommunications and other services to and from the remainder of the Building and any Adjoining Property now formerly or hereafter belonging to the Landlord through and along any Conduits in over through or under the Premises which now serve or may hereafter during the Term serve also the remainder of the Building or such Adjoining Property or any parts thereof

2	The right to build on or rebuild or alter other parts of the Building and any such Adjoining Property in any manner whatsoever and to let the same for any purpose or otherwise deal therewith notwithstanding that the supply of light or air to the

Premises is in any such case diminished thereby or any other liberty easement right or advantage other than such as are herein specifically granted belonging to the Tenant is thereby diminished or prejudicially affected Provided that the exercise of such rights shall not render the Premises unsuitable for the Tenant’s business at the Premises

3	The right to maintain in upon through or over the Premises at any time during the Term any Conduits or services for the benefit of other parts of the Building and/or any Adjoining Property belonging to the Landlord (if any) making good all damage to the Premises as soon as reasonably possible

4	The right to erect scaffolding for the purpose of repairing or cleaning the Building and/or any Adjoining Property belonging to the Landlord (if any) notwithstanding such scaffolding may temporarily restrict the access to or enjoyment and use of the Premises

5	The right at any time during the Term at reasonable times and upon reasonable notice except in cases of emergency to enter (or in cases of emergency to break and enter) the Premises or any part thereof

5.1	to inspect the condition and state of repair of the Building and the Premises and to value the same

5.2	to take schedules or inventories of fixtures and other items to be yielded up on the expiry of the Term and

5.3	to exercise any of the rights granted to the Landlord elsewhere in this Lease

6	The right to support and protection of the remainder of the Building and any Adjoining Property from the Premises

THE SECOND SCHEDULE

Yearly Rent

1.1	The Yearly Rent referred to in Clause 2 hereof in respect of the area shown hatched green on Plan A is TWENTY-FIVE THOUSAND FIVE HUNDRED POUNDS (£25,500) per annum

1.2	The Yearly Rent referred to in Clause 2 hereof is for the remainder of the Premises ONE HUNDRED AND SIXTY-FOUR THOUSAND POUNDS (£164,000) per annum

2	The Yearly Rent is payable on and from the First day of November One thousand nine hundred and ninety-nine and the first payment in respect of the period to the Twenty-third day of June Two thousand is due on the date hereof Provided that the Yearly Rent in respect of the area shown hatched green on Plan A is payable on and from the First day of April Two thousand

THE THIRD SCHEDULE

The Services

1	Maintaining repairing and where appropriate washing down painting and decorating (to such standard as may be necessary to maintain a good standard of repair and appearance) and when necessary (but only within the ambit of repair) altering renewing rebuilding and reinstating the Retained Parts

2	Carpeting furnishing and equipping the Retained Parts as the Landlord may determine (acting reasonably) including but not limited to the provision in the entrance halls of a reception desk

3	Inspecting servicing maintaining repairing amending insuring (save in so far as insured under other provisions of this Lease) and when necessary (acting (reasonably) overhauling and replacing all apparatus plant machinery and equipment within the Retained Parts from time to time including (without prejudice to the generality of the foregoing) lifts lift shafts stand-by generators and boilers hot and cold water systems and items relating to mechanical ventilation heating cooling closed circuit television and telecommunications

4	Maintaining repairing cleansing emptying draining amending and renewing all Common Conduits

5	Maintaining and renewing any fire alarms and ancillary apparatus fire prevention and fire fighting equipment and other apparatus in the Retained Parts

6	Providing maintaining cleaning repairing operating inspecting servicing overhauling and renewing and replacing (where necessary) all security and emergency systems for the Building

7	Cleaning treating polishing heating cooling and lighting the Retained Parts to such standard as the Landlord may from time to time consider adequate (acting reasonably)

8	Providing and maintaining (at the Landlord’s absolute discretion) any plants shrubs trees or garden or grassed area in the Retained Parts and keeping the same planted and free from weeds and the grass cut

9	Providing maintaining and renewing name boards and signs in the main entrance halls lift lobby areas and any other parts of the Building and all directional signs and fire regulation notices and any flags flag poles and television and radio aerials

10	Supplying providing purchasing hiring maintaining renewing replacing repairing servicing overhauling and keeping in good and serviceable order and condition all appurtenances fixtures fittings bins receptacles tools appliances materials equipment and other things which the Landlord may reasonably deem desirable or necessary for the maintenance appearance upkeep or cleanliness of the Building or any part of it

11	Cleaning as frequently as the Landlord shall in its absolute discretion consider adequate the exterior and interior of all windows and window frames in the Retained Parts and the exterior only of all windows and window frames in the remainder of the Building

12	Providing lighting (if reasonably necessary) to the exterior of the Building

13	Collecting and disposing of refuse from the Retained Parts

14	Any other services relating to the Building or any part of it provided by the Landlord (acting reasonably) from time to time during the Term for the overall benefit of the tenants of the Building

THE FOURTH SCHEDULE

The Costs

1	The reasonable and proper fees and disbursements (and any VAT payable thereon of):

1.1	Any surveyor accountant or other individual firm or company employed or retained by the Landlord for (or in connection with) such surveying or accounting functions or the management of the Building

1.2	The managing agents of the Building whether or not the surveyor for (or in connection with)

1.2.1	the management of the Building

1.2.2	the collection of the rents and all other sums due to the Landlord from the tenants of the Building save for the pursuance of tenants for arrears of rent and other monies due to the Landlord

1.2.3	the performance of the Services and any other duties in or about the Building or any part of it relating to (without prejudice to the generality of the foregoing) the general management administration security maintenance protection cleanliness of the Building

1.3	Any other individual firm or company employed or retained by the Landlord to perform (or in connection with) any of the Services or any of the functions or duties referred to in this paragraph

2	The reasonable and proper fees of the Landlord or a group company for any of the Services or the other functions and duties referred to in paragraph 1.1 above that shall be undertaken by the Landlord or a group company and not by a third party

3	The cost of employing (whether by the Landlord a group company the managing agents or any other individual firm or company) such staff as the Landlord may in its reasonable discretion deem necessary for the performance of the Services and the other functions and duties referred to in paragraph 1.1 above and all other incidental expenditure in relation to such employment including but without prejudice to the generality of the foregoing:

3.1	insurance pension and welfare contributions

3.2	transport facilities and benefits in kind

3.3	the provision of uniforms and working clothing and

3.4	the provision of vehicles tools appliances cleaning and other materials fixtures fittings and other equipment for the proper performance of their duties and a store for housing the same

4	All existing and future rates water rates charges duties assessments impositions and other outgoings payable by the Landlord in respect of the Building or any part of it (excluding the Premises and any other part of the Building that is let or intended for letting)

5	The cost of the supply of electricity gas oil or other fuel for the provision of the Services and for all purposes in connection with the Retained Parts

6	The amount which the Landlord shall be called upon to pay as a contribution towards the expense of repairing maintaining resurfacing and cleansing any ways roads pavements or structures pipes party fences walls or anything which may belong to or be used for the Building or any part of it exclusively or in common with other premises near or adjoining the Building

7	The costs charges and expenses of preparing and supplying to the tenants copies of any Regulations made by the Landlord relating to the Building or the use of it

8	The cost of taking all steps deemed desirable or expedient by the Landlord for complying with making representations against or otherwise contesting the incidence of the provisions of any regulation byelaw notice legislation order or statutory requirements concerning town planning public health highways streets drainage or other matters relating or alleged to relate to the Building or any part of it for which any tenant is not directly liable

9	The cost to the Landlord of abating a nuisance in respect of the Building or any part of it in so far as the same is not the liability of any individual tenant

THE COMMON SEAL of THE	)
CHANCELLOR MASTERS AND	)
SCHOLARS OF THE	)
UNIVERSITY OF CAMBRIDGE	)
was affixed in the presence of:-)

/s/ D. Clsor
Administrative Officer

/s/ R. Allen
Assistant Treasurer